Exhibit 28.2





                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS
                      MARCH 31, 2000 AND DECEMBER 31, 1999







                                                               MAR 31    DEC 31
                                                                2000      1999
                                                             ---------  --------

                                                                ($000 Omitted)

      Investments, at market, partially restricted:
          Short-term investments                               57,604     67,455
          U. S. Treasury and agency obligations                30,341     30,960
          Municipal bonds                                     131,709    133,068
          Mortgage-backed securities                           11,091      8,509
          Corporate bonds                                      63,395     64,902
          Equity securities                                     5,266      5,317
                                                            ---------   --------

            TOTAL  INVESTMENTS                                299,406    310,211
                                                            =========   ========






NOTE: The total appears as the sum of three amounts on the condensed consolidated balance sheets presented on page 2: (1) `short-term investments',
(2) `investments - statutory reserve funds' and (3) `investments - other'.